Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of TC X Calibur, Inc. (the “Registrant”) on Form 10-Q-A1 for the quarter ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Travis T. Jenson, President and Director, and Jason Jenson, Secretary/Treasurer and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The amended Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the amended Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	12/04/09	By:	/s/Travis T. Jenson
Travis T. Jenson
President and Director
TC X Calibur, Inc.

Date:	12/04/09	By:	/s/Jason Jenson
Jason Jenson
Secretary/Treasurer and Director
TC X Calibur, Inc.